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                                                                 EXHIBIT 99(e-1)



                             DISTRIBUTION AGREEMENT


       THIS AGREEMENT is made as of this 11th day of February, 2000 by and between Lend Lease Funds, a Delaware business trust (the "Trust"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company (the "Distributor").

       WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests in separate series with each such series representing interests in a separate portfolio of securities and other assets;

       WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member of the National Association of Securities Dealers, Inc. (the "NASD") and is properly registered and qualified as a broker-dealer under all applicable state and local laws; and

       WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which Distributor shall be the distributor of the shares of the Trust representing the investment portfolios described on Schedule A hereto and any additional shares and/or investment portfolios the Trust and Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such shares and any additional shares are referred to as the "Shares" and such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.       APPOINTMENT OF THE DISTRIBUTOR.

              The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.


2.       SERVICES AND DUTIES OF THE DISTRIBUTOR.

         2.1 Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933, as amended (the "1933 Act").

         2.2 Distributor may incur expenses for appropriate distribution activities which it deems reasonable which are primarily intended to result in the sale of Shares, including, but not limited to,

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advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. At the direction of the Trust, Distributor may enter into agreements with broker/dealers and other qualified persons with respect to the offer and sale of Shares and/or the servicing of Share accounts using substantially the form of the Dealer Assistance Agreement attached hereto or such other form of agreement as may be approved by the Trust , and if it so chooses Distributor will act as principal in selling shares. The Distributor shall not be obligated to incur any specific expenses nor sell any certain number of Shares of any Fund.

         2.3 All Shares of the Funds offered for sale by Distributor shall be offered for sale to the public at a price per share (the "offering price") provided in the Funds' then current prospectus. The Distributor shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The price the Funds shall receive for any Shares purchased by investors shall be the net asset value used in determining the public offering price applicable to the sale of such Shares, as calculated in the manner set forth in the Funds' Registration Statement (as hereinafter defined). The Distributor may reallocate any portion of any front-end sales charge that is imposed on such sales to selected dealers as set forth in the prospectus, subject to applicable NASD rules. Any portion of the front-end sales charge that is not so reallocated, as well as any back-end or deferred sales charge or load, shall be retained by the Distributor as a commission for its services hereunder. Notwithstanding anything herein to the contrary, Distributor shall not be required to finance the payment to any dealer or other organization of any sales charges or fees.

         2.4 If any shares sold by the Funds are redeemed or repurchased by the Funds, or by Distributor as agent, or are tendered for redemption, within seven business days after the date of confirmation of the original purchase of said Shares, Distributor shall forfeit the amount above the net asset value received by Distributor in respect of such Shares, provided that the portion, if any, of such amount re-allowed, by Distributor to broker/dealers or other persons shall be repayable to the Funds only to the extent recovered by Distributor from the broker/dealer or other person concerned. Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Funds or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

         2.5 Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "Commission") the NASD and the states in which Shares are offered and sold.

         2.6 Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Trust's prospectus and statement of additional information and such other materials as the Trust shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Trust in advance of the use of such materials. The Fund agrees to incorporate such changes to such materials as the Distributor shall request. The Distributor will file the materials as may be required with the NASD, SEC or state securities commissioners. The Trust represents that it will not use or authorize the use of


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any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor.

         2.7 As compensation for the services performed hereunder and the expenses incurred by Distributor, the Distributor shall be entitled to the fees and be reimbursed the expenses as provided in Exhibit B hereto.


3.       DUTIES AND REPRESENTATIONS OF THE TRUST.

         3.1 The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees, and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold, and the rules and regulations thereunder.

         3.2 The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

         3.3 The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as Distributor and the Trust may approve, shall maintain the registration of a sufficient number or amount of shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Trust shall notify the Distributor, or cause it to be notified, of the states in which the Shares may be sold and shall notify the Distributor of any change to the information.

         3.4 The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Trust shall furnish Distributor from time to time with such information, documents and reports with respect to the Trust and the Shares as Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

         3.5 The Trust represents to Distributor that all registration statements and prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with said Commission. The Trust represents and


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warrants to Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading. The Trust shall promptly notify the Distributor of any advice given to it by counsel to the Trust regarding the necessity or advisability of amending or supplementing the registration statement. Notwithstanding anything to the contrary in this Section 3.5, the Trust's representations and warranties in this
Section 3.5 are qualified in their entirety with respect to any statement or omission in a registration statement, prospectus or any other Trust document prepared in order to comply with the requirements of the 1940 and 1933 Acts made in reliance upon or in conformity with information relating to the Distributor and furnished to the Trust or its counsel by the Distributor ("Distributor Information") in writing for the purposes of, and used in the preparation of, such registration statement, prospectus of Trust document.

         3.6 The Trust shall not file any amendment to the registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Trust shall not propose an amendment or amendments and/or supplement or supplements a reasonable time after receipt by the Trust of a written request in good faith from Distributor to do so, Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor requests the Trust to make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust's right to file at any time any amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

         3.7 Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.

         3.8 The Trust agrees to advise the Distributor promptly in writing:

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                  (i) of any correspondence or other communication by the
Commission or its staff relating to the Funds including requests by the Commission for amendments to the registration statement or prospectuses;

                  (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

                  (iii) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

                  (iv) of all actions taken by the Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Commission.


4.       INDEMNIFICATION.

         4.1(a) The Trust authorizes Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor and authorized for use by the Trust from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act ("Distributor Indemnitees"), free and harmless (a) from and against any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature ("Losses") which Distributor and each of the Distributor Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify Distributor and any of the foregoing indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Distributor and furnished to the Trust or its counsel by Distributor in writing for the purpose of, and used in, the preparation thereof; and (b) from and against any and all other Losses which Distributor and each of the Distributor Indemnitees may incur in connection with this Agreement or the Distributor's performance hereunder, except to the extent the Losses result from the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Promptly after receipt by the Distributor of notice of the commencement of an investigation, action, claim or proceeding, the Distributor shall, if a claim for indemnification in respect thereof is to made under


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this section, notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Distributor or any Distributor Indemnitee.

         4.1(b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel and notifies the Distributor of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust's election. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and the Distributor or any of the Distributor Indemnitees, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor and them. The Trust's indemnification agreement contained in this Section 4.1 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor and each of the Distributor Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of the Distributor Indemnitees and their estates and successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its current or former officers, trustees, agents or affiliates in connection with the issue and sale of any of the Shares.

         4.1(c) The Trust acknowledges and agrees that in the event the Distributor, at the direction of the Trust, is required to give indemnification to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

         4.2(a) Distributor shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of
Section 15 of the 1933 Act ("Trust Indemnitees"), free and harmless from and against any and all Losses which the Trust, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, (a) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's registration statement or any prospectus, any annual or interim report or other communication to shareholders or sales literature, or any amendments or supplements to the foregoing, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished in writing to the Trust or its counsel by the Distributor, its employees officers, managers, directors or members for the purpose of, and used in, the preparation thereof, or (b) to the extent any Losses arise out of or result from the Distributor's


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willful misfeasance, bad faith or negligence of any of the Distributor, its employees, officers, managers, directors or members in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Distributor's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Trust's willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement. Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim or proceeding, the Trust shall, if a claim for indemnification in respect thereof is to made under this section, notify the Distributor in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee.

         4.2(b) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel and notifies the Trust of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Distributor's election. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's indemnification agreement contained in this Section 4.2 and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any of the Trust Indemnitees, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of the Trust Indemnitees and their estates and successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its current or former officers, directors, managers, members, agents or affiliates in connection with the issue and sale of any of the Shares.


5.       OFFERING OF SHARES.

         No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.


6.       LIMITATION OF LIABILITY


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         6.1 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, the Distributor shall not be liable for any action taken or omitted to be taken in accordance with instructions received by the Distributor from an officer or representative of the Trust.

              6.2 The Distributor assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.


7.       TERM.

         7.1 This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until February 11, 2001. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, and provided that in either event the continuance is also approved by the Distributor and by a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         7.2 This Agreement may be terminated without penalty with respect to a particular Fund (1) through a failure to renew this Agreement at the end of a term, (2) upon mutual consent of the parties, or (3) on no less than thirty (30) days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         7.3 In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds.


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8.       MISCELLANEOUS.

8.1 The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers, and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), and that the Distributor or its affiliates may enter into other agreements with such other entities.

         8.2 The Distributor agrees on behalf of itself, its employees and its representatives, to treat confidentially and as proprietary information, information relating to the Trust and its activities, the Trustees, Fund shareholders and the Trust's other service providers acquired in the course of negotiating and performing this Agreement, and not to use such information for any purpose other than performance of its responsibilities and duties hereunder. In the case of any request or demand for the inspection or disclosure of such information by another party, the Distributor shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection or disclosure; provided, however, the Distributor may permit the inspection or make such disclosures without the approval of the Trust to any person in any case where it is advised by its counsel that it may be exposed to potential liability, loss or damage resulting from or relating to the failure to do so (the costs of counsel in considering the matter to be borne by the Trust). Notwithstanding anything herein to the contrary, the Distributor may disclose that the Trust has instructed it not to permit the inspection or make the disclosures or otherwise limited or restricted its ability to do so. Records and information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information which was already in the possession of the Distributor prior to receipt thereof, shall not be subject to this paragraph.

          8.3 The Distributor shall not use the name of the Trust or any Fund (other than in connection with performing its duties and obligations under this Agreement) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name or the name of any Fund in connection with performing its duties and obligations or exercising its rights under this Agreement, or which is required by the Securities and Exchange Commission or any state securities authority or an other appropriate regulatory, governmental or judicial authority, provided, further, that in no event shall such approval be unreasonable withheld or delayed and that the Distributor and its affiliates may use Trust and Fund names pursuant to the terms of other Agreements among them and the Trust.

         8.4 This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.




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       8.5 Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202,
Attention: Miriam M. Allison, and notice to the Trust shall be sent to Lend
Lease Funds, 1995 University Avenue, Suite 550, Berkeley, CA 94704, Attention:
President.

       8.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

       8.7 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise effect their construction or effect.

       8.8 This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                        LEND LEASE FUNDS
                                        (the "Trust")



                                        By: /s/Susan J. Lloyd-Hurwitz
                                            -------------------------
                                            President


                                        SUNSTONE DISTRIBUTION SERVICES, LLC
                                        (the "Distributor")


                                        By: /s/Miriam M. Allison
                                            -------------------------
                                            Miriam M. Allison
                                            President


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                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



     FUND                                                       EFFECTIVE DATE

Lend Lease U.S. Real Estate Securities Fund




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                                   SCHEDULE B
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC

                                      FEES


ASSET BASED FEES

As compensation for the services performed by the Distributor, the Trust shall pay the Distributor a fee payable monthly in arrears, equal to the following:


------------------------------- -------------------------------------- ----------------------- ----------------------
NAME OF FUND                             AVERAGE NET ASSETS                 BASIS POINTS              MINIMUM
                                                                                                    ANNUAL FEE
------------------------------- -------------------------------------- ----------------------- ----------------------
Lend Lease U.S. Real Estate     Up to $250 Million                              2.0                   $25,000
Securities Fund
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $250 Million up to $500 million                 1.0
------------------------------- -------------------------------------- ----------------------- ----------------------
                                $500 Million up to $1 Billion                   0.5
------------------------------- -------------------------------------- ----------------------- ----------------------
                                Over $1 Billion                                 0.3
------------------------------- -------------------------------------- ----------------------- ----------------------

DISTRIBUTION EXPENSES

Expenses of marketing, promoting and distributing the Funds are in addition to the fees set forth above, including, but not limited to, prospectus development and printing; advertising; direct mail; public relations activities; trade show attendance; call management and fulfillment and fees paid to broker/dealers in connection with their sale of Shares.

ADVERTISING COMPLIANCE

In addition to the above fees, the Trust shall pay to the Distributor a fee based on the actual time spent by representatives of the Distributor providing compliance review of sales literature and marketing materials at the rate of $150 per hour, plus filing fees. The hourly rate shall not apply for any sales or marketing pieces prepared by the Distributor's affiliate, 2XL.

OUT-OF-POCKET EXPENSES

In addition to the compensation payable to the Distributor, the Trust agrees to reimburse, upon request (or pay directly at the Distributor's discretion), the Distributor's out-of-pocket expenses in providing services hereunder including, without limitation, amounts paid or to be paid by Distributor to dealers or others entering into selling, servicing or related agreements with the Distributor or the


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Trust. The Distributor is not required to finance any activities and may arrange for the Trust to pay such expenses directly, and will not be required to incur any expense or perform any service until payment is received or made.

PAYMENT OF FEES

The fees and expenses set forth on this Schedule B shall be paid to the Distributor by the respective Fund pursuant to a Rule 12b-1 Plan. Fees and expenses shall be payable monthly, promptly after the receipt by the Trust of an invoice for such fees and/or expenses.

MISCELLANEOUS

Notwithstanding the foregoing, any portion of the front-end sales charge that is not so reallocated, as well as any back-end or deferred sales charge or load, shall be retained by the Distributor as a commission for its services hereunder.


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